                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") is dated as of February 7, 2000, between and among JOSEPH BUCK, a resident of the State of Tennessee ("Executive"), and GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company is engaged in the business of providing internet access, internet provider services, e-commerce application and hosting services, telecommunications and wireless telecommunications services, and integrated voice, video and data communications products and services (collectively, the "Scope of Business"); and

     WHEREAS, the Company and Executive each desire to enter into this Agreement, pursuant to which Executive will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements;

     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1.  Employment.  Subject to the terms hereof, the Company hereby
                 ----------
employs Executive, and Executive hereby accepts such employment. Executive shall devote his Full Time and best efforts to rendering services on behalf of the Company. As used herein, "Full Time" shall mean working during normal business hours to accomplish his duties and responsibilities with appropriate timeliness, and such term shall not preclude Executive's devoting incidental time to the management of his non-Company related business and personal affairs, during normal business hours nor shall it preclude his participating in other affairs during non-business hours.

     SECTION 2.  Position, Authority and Duties.
                 ------------------------------

          (a)  Position.  Executive shall serve as Vice President of Engineering
               --------
and Infrastructure of the Company and, as such, Executive shall report directly to the Company's Chief Technology Officer. Executive shall be responsible for the development and implementation of operational and strategic initiatives relating to the deployment of the companies published business plan and such additional duties and responsibilities as the company may determine and direct.

          (b)  Location.  Executive's office shall be located in the Kingsport,
               --------
Tennessee area and may be required to relocate to Atlanta. Extensive travel will be required for this position.

     SECTION 3.  Term.  The term of this Agreement shall begin on the date
                 ----
hereof (the "Effective Date") and shall continue until the earlier of (a) the date that is one (1) year following the Effective Date (the "Term"), or (b) the occurrence of a Terminating Event.

     As used herein, "Terminating Event" shall mean:

          (i) the death or Total Disability of Executive ("Total Disability" meaning the failure of Executive to perform his normal required services hereunder at his office for a period of three (3) consecutive months, by reason of Executive's mental or physical disability as so determined by a licensed physician selected by the Company reasonably satisfactory to Executive);

          (ii) the mutual written agreement of the parties hereto to terminate Executive's employment hereunder;

          (iii) the Company's termination of Executive's employment hereunder, upon thirty (30) days' prior written notice to Executive, for "Cause." For the purposes of this Agreement, "Cause" for termination of Executive's employment shall exist (a) if Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the sole determination of the Board of Directors of the Company, Executive has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Executive's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Executive shall be a ground for such a determination by the Board of Directors of the Company) after written notice with specificity as to the conduct or activities complained of and a reasonable opportunity is given to Executive to cure the same, or (c) if Executive has failed without reasonable cause to devote his Full Time and best efforts to the business of the Company and, after notice from the Company of such failure, Executive at any time thereafter again so fails; or

          (iv) the Executive terminates this Agreement for "Good Reason." For the purposes of this agreement "Good Reason" for the Executive's termination of this Agreement shall exist if (a) the Company breaches a material provision of this agreement and such breach is not remedied within thirty (30) days following receipt by the Company of notice given by the Executive of such breach, or (b) the Company materially alters the title, duties or responsibilities of Executive without obtaining prior written consent to such change.

     SECTION 4.  Compensation and Benefits.
                 -------------------------

          4.1  Salary and Other Compensation.
               -----------------------------

               (a)  Salary.  Executive shall be paid a salary by the Company at
                    ------
the annual rate of Ninety Two Thousand Dollars ($92,000), which salary shall be payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company ("Base Salary"). Thereafter, Executive's salary shall be as determined by the Company.

               (b)  Bonuses.  Executive shall be eligible to participate in the
                    -------
Company's incentive and bonus programs, including, without limitation, any stock option programs, to the same extent as other senior executive officers of the Company. The bonus program will provide a scaled structure to the executive, ranging from 43% to 75% of annual salary based on the obtainment of company objectives achieved ranging from 80% to 150% of planned annual objectives. During the next planning quarter, objectives will be further outlined and agreed upon and used for determination of bonus eligibility.

               (c)  Stock Options.  In addition, as an inducement to Executive
                    -------------
to enter into and remain in the employ of the Company during the Term, the Company shall issue to Executive options to purchase Three Hundred Fifty Thousand (350,000) shares of Common Stock at an exercise price of One Dollar ($1.00) per share. The options to be issued pursuant to this Section 4.1(c) shall be issued pursuant to stock option plan to be approved by the Board of Directors and are restricted in accordance with rule 144F, and shall vest at the rate of 175,000 shares on March 1, 2001 and 175,000 shares shall vest on March 1, 2002. If no other stock option plan exists at the time any of the optioned shares have vested, Executive shall be able to exercise such options at his discretion with no restrictions or limitations.

          4.2  Insurance.
               ---------

               (a)  Life and Other Insurance.  The Company shall, at its
                    ------------------------
expense, provide or arrange for and keep in effect, during the term of Executive's employment hereunder, so long as he is insurable, such group term life insurance, travel accident, accidental death and dismemberment insurance and long-and short-term disability insurance, or their equivalents, as is provided from time to time for other senior executive officers of the Company.

               (b)  Medical Insurance.  During the term of Executive's
                    -----------------
employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Executive and his family, to the same extent as is provided from time to time for other senior executive officers of the Company.

          4.3  Vacation.  Executive shall be entitled to the same number of days
               --------
of paid vacation during each year of his employment hereunder as is allowed to other senior executive officers of the Company, but in no event less than two
(2) weeks of paid vacation per year.

          4.4  Retirement Benefits.  During the term of his employment
               -------------------
hereunder, Executive shall have the same right as other senior executive officers of the Company to participate in all profit sharing, pension and other retirement plans as are now, or as may hereafter be, established by the Company.

          4.5  Out-of-Pocket Expenses.  The Company shall reimburse Executive
               ----------------------
for all reasonable out-of-pocket expenses incurred by Executive in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

     SECTION 5.  Termination.
                 -----------

          (a)  Notice of Termination.  Any termination of Executive's employment
               ---------------------
by the Company or by Executive (other than termination for death pursuant to subparagraph (i) of Section 3) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          (c)  Date of Termination.  "Date of Termination" shall mean (i) if
               -------------------
Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated for Total Disability pursuant to subparagraph (i) of Section 3 hereof, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive's employment is terminated for Cause pursuant to subparagraph (iii) of Section 3 hereof, the date specified in the Notice of Termination, and (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however,
                                                            --------  -------
that, in all instances, if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          (d)  Exclusive Provisions.  Executive may not be terminated by the
               --------------------
Company and Executive may not terminate his employment hereunder except as provided in this Section 5.

     SECTION 6.  Compensation Upon Termination or During Disability.
                 --------------------------------------------------

          (a)  In the Event of Death.  If Executive's employment shall be
               ---------------------
terminated by reason of his death, the Company shall pay to such person as his shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, the amount of his accrued but unpaid full Base Salary to the date of his death and any other benefits payable hereunder, such as un-reimbursed relocation and out-of-pocket expenses, such payments to be in addition to any payments Executive's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or executive benefit plan or life insurance policy presently maintained by the Company, and such payments shall fully discharge the Company's obligations hereunder. All stock options granted to the executive from and after the date hereof shall become vested and immediately exercisable as of the date of Executive's death in accordance with the plan or plans pursuant to which such options are to be issued. If no stock option plan exists at the time of Executive's death, Executive's beneficiaries or the estate shall be able to exercise any such options within eighteen (18) months of the date of Executive's death.

          (b)  In the Event of Physical or Mental Illness.  During any period
               ------------------------------------------
that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his full Base Salary and bonus payments until Executive's employment is terminated for Total Disability pursuant to subparagraph (i) of Section 3 hereof. After termination, Executive shall be paid his Base Salary at the rate in effect at the time Notice of Termination is given less, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Company and actually paid to Executive in substantially equal monthly installments over the remaining term hereof, and other benefits payable hereunder, such as un-reimbursed relocation and out-of-pocket expenses, and the Company shall have no further obligations to Executive under this Agreement. All stock options granted to the executive from and after the date hereof shall become vested and immediately exercisable as of the date of the Notice of Termination given in respect of Total Disability in accordance with the plan or plans pursuant to which such options are to be issued. If no stock option plan exists at the time of termination, executive shall be able to exercise such options within six (6) months of the date of the Notice of Termination.

          (c)  Cause.  If Executive's employment shall be terminated for Cause,
               -----
the Company shall pay Executive the amount of his accrued but unpaid Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to Executive under this Agreement. If Executive's employment shall be terminated for Cause within the first twelve (12) months of employment, the Executive shall reimburse the Company in full for all relocation expenses paid or reimbursed by the Company pursuant to Section 2(b) of this Agreement and the Swing Loan, if then outstanding

          (d)  Wrongful Termination.  If in breach of this Agreement, the
               --------------------
Company shall terminate Executive's employment other than in the manner allowed pursuant to Section 3 hereof (a purported termination pursuant to Section 3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or if Executive terminates this Agreement for Good Reason, then:

          (i) the Company shall pay Executive his full Base Salary and any other benefits payable hereunder, such as un-reimbursed relocation or out-of-pocket expenses, through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          (ii) the company shall continue to reimburse Executive for relocation expenses in accordance with Section 2(b) hereof;

          (iii) in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive an amount equal to twenty-five percent (25%) of the sum of (i) the annual Base Salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination and (ii) the highest annual bonus payments paid or accrued pursuant to this Agreement, with such amount being paid to Executive in substantially equal monthly installments for a three (3) month period following the Date of Termination; and

          (iv) all stock options granted to the Executive hereunder and from and after the date hereof shall become vested and immediately exercisable in accordance with the plans or plans pursuant to which such options are to be issued. If no stock option plan exists at the time of such termination, Executive shall be able to exercise such options at his discretion within six
(6) months of the date of termination of his employment.

          (e)    Voluntary Termination by Executive.  If Executive terminates
                 ----------------------------------
his employment with the Company voluntarily, then:

          (i) the Company shall pay Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          (ii) all unvested options granted shall terminate and vested options may be exercised in accordance with the terms of the plan or plans pursuant to which such options are to be issued; and

          (iii) if Executive voluntarily terminates his employment with the Company prior to the first anniversary of the date hereof, the Executive shall reimburse the Company in full for all relocation expenses paid or reimbursed by the Company pursuant to Section 2(b) of this Agreement and the Swing Loan, if then outstanding.

          (f)  Mitigation.  Executive shall not be required to mitigate the
               ----------
amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination.

     SECTION 7.  Successors; Binding Agreement.
                 -----------------------------

          (a)  Successor Companies.  The Company shall require any successor
               -------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason as set forth in Section 3(iv), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid, which executes and delivers the Agreement provided for in this Section 7(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b)  Executive's Estate and Heirs.  This Agreement and all rights of
               ----------------------------
Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to his hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

     SECTION 8.  Restrictive Covenants.
                 ---------------------

          (a) The Executive acknowledges that (i) the covenants herein are necessary to protect the goodwill and other value of the Company; (ii) at the Effective Date the Company will have bargained and paid adequate and sufficient consideration for the restrictive covenants herein; and (iii) the Company is employing the Executive in reliance on the covenants of this Section 8 in view of the unique and essential nature of the services the Executive is to perform hereunder and the irreparable injury that would befall the Company should the Executive breach such covenants.

          (b) The Executive further acknowledges that his services hereunder are of a special, unique and extraordinary character and that his position with the Company will place his in a position of confidence and trust with the customers and executives of the Company and allow his access to Confidential Information (as hereinafter defined).

          (c) The Executive further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 8 are fair and reasonable and that such restrictions will not prevent the Executive from earning a livelihood.

          (d)  The Executive further acknowledges that, as of the Effective Date
(i) the Company is engaged in the Scope of Business; (ii) the Company conducts its business activity in and throughout the Area (as hereinafter defined); and
(iii) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company.

          (e) Having acknowledged the foregoing, the Executive covenants and agrees with the Company that he will not, directly or indirectly:

          (i) while he is in the Company's employ and after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), disclose, use or otherwise exploit, except as may be necessary in the performance of his duties hereunder, any Confidential Information disclosed to the Executive or of which the Executive became aware by reason of his employment with the Company;

          (ii) while he is in the Company's employ and through the period ending one (1) year after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any managerial or executive of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company); and

          (iii) while he is in the Company's employ and through the period ending one (1) year after the termination of his employment (whether voluntarily or involuntarily) for any reason whatsoever, except for
          (a) termination by the Company without cause or (b) termination by the Executive for "good reason" or (c) expiration of the Term, engage in or render any services to or be employed by any Competing Business in the Area in a capacity substantially similar to the capacity in which Executive is employed by the Company hereunder, whether as a director, officer, shareholder, owner, executive or as a consultant (other than as the owner of less than five (5%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or on the NASDAQ National Market System).

          (f) The Executive agrees that upon the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), he will not take with him or retain without written authorization, and he will promptly deliver to the Company, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to the Company and in his possession or under his control.

          (g) For purposes of this Section 8, the term (a) "Area" means any state within the United States of America within which the Company is operating;
(b) "Competing Business" means the Scope of Business or such other line of business in which the Company is actively engaged at the Date of Termination; and (c) "Confidential Information" means any and all data, knowledge and information relating to the business of the Company (whether or not constituting a trade secret) that is, has been or will be obtained by or disclosed to the Executive or of which the Executive became or becomes aware as a consequence of or through his relationship with the Company and that has value to the Company and is not generally known by its competitors, provided, however, that no
                                               --------  -------
information will be deemed confidential unless it is known to the Executive to be confidential information or has been reduced to writing and marked clearly and conspicuously as confidential information. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made without authorization by the Company), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's financial affairs, processes, services, customers, Executive or executives, compensation, research, development, purchasing, accounting or marketing.

          (h) The Executive acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this
Section 8 and that damages arising out of such breach would be difficult to ascertain. The Executive hereby agrees that, in addition to all other remedies provided at law or in equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by the Executive of any covenant contained in this Section 8. The parties hereto agree that all references to the Company in this Section 8 shall include, unless the context otherwise requires, all subsidiaries (if any) of the Company.

     SECTION 9.  Miscellaneous.
                 -------------

     9.1  Confidentiality.
          ---------------

          (a) Executive recognizes and acknowledges that in the course of his employment with the Company, as contemplated by this Agreement, and as a result of the position of trust that he will hold under this Agreement, he will obtain private and confidential information and proprietary data relating to the Company, including, without limitation, financial information, product and design information, marketing information, customer lists and other data that are valuable assets and property rights of the Company (collectively referred to as "Confidential Information"). Executive agrees that he will not, during the term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during his employment with the Company, unless (i) the Confidential Information has been made public through no action or fault of the Executive, or
(ii) its disclosure is requested or compelled by applicable law or regulatory agency. Executive further agrees that after the termination of this Agreement, or at such other time as the Company requests, Executive will return to the Company all documents, papers and records constituting Confidential Information, and all copies of same in Executive's possession and control.

          (b) Executive acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this
Section 9.1 and that damages arising out of such breach would be difficult to ascertain. Executive agrees that, in addition to all other remedies provided at law or at equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Executive of any covenant contained in this Section 9.1.

          9.2  Binding Effect.  This Agreement shall inure to the benefit of and
               --------------
shall be binding upon Executive, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Executive may not
         --------  -------
be assigned or delegated.

          9.3  Governing Law.  This Agreement shall be deemed to be made in, and
               -------------
in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

          9.4  Invalid Provisions.  The parties herein hereby agree that the
               ------------------
agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenants constitutes an enforceable obligation between the Company and Executive. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

          9.5  Headings.  The section and paragraph headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


          9.6  Notices.  All communications provided for hereunder shall be in
               -------
writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and



               (a)  If to Executive, addressed to:

                    Joseph Buck
                    1009 Radcliff Avenue
                    Kingsport, Tennessee 37664

               (b)  If to the Company, addressed to:

                    Grace Development, Inc.
                    1690 Chantilly Drive
                    Atlanta, Georgia 30324
                    Attention:  Chief Executive Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

          9.7  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          9.8  Waiver of Breach.  The waiver by the Company of a breach of any
               ----------------
provision, agreement or covenant of this Agreement by Executive shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Executive.

          9.9  Entire Agreement.  This Agreement is intended by the parties
               ----------------
hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, Executive has executed this Agreement, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.

                                        /s/ Joseph Buck
                                        ---------------------------------------
                                        JOSEPH BUCK


                                        GRACE DEVELOPMENT, INC.


                                        By:  /s/ James Blanchard
                                             ----------------------------------
                                              Its: President
                                                 ------------------------------